SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 2, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement Communications Pursuant To Rule 13e-4(c) Under The Exchange Act (17 Cfr 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

By press release dated October 2, 2006, Mellon Financial Corporation (“Mellon”) announced that it has completed its previously announced acquisition of Walter Scott & Partners Limited, an Edinburgh, Scotland-based equity investment firm specializing in global and international strategies. The transaction, which was paid for in a combination of cash, Mellon stock and loan notes, was announced on May 17, 2006. This press release is included in this report as Exhibit 99.1.

Also, by separate press release dated October 2, 2006, Mellon announced that, in connection with the completion of its acquisition of Walter Scott & Partners Limited, it will be issuing restricted shares of Mellon common stock to twenty-five (25) Walter Scott & Partners Limited employees who are investment staff members directly or indirectly engaged in investment activities. Granting of the awards is subject to execution of an employment restriction agreement by each recipient. This press release is included in this report as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated October 2, 2006, announcing the matter referenced in Item 8.01 above.

99.2	Press Release dated October 2, 2006, announcing the matter referenced in Item 8.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: October 4, 2006	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 2, 2006.	Filed herewith

99.2	Press Release dated October 2, 2006.	Filed herewith